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                                                                  Exhibit (c)(2)


                                 LOAN AGREEMENT

         This LOAN AGREEMENT is made as of November 30, 1999 by and between OPTICAL SECURITY GROUP, INC. (the "BORROWER"), a Colorado corporation having its principal place of business at 535 16th Street, Suite 920, Denver, Colorado 80202, USA, and APPLIED HOLOGRAPHICS PLC (Registered No. 1688482), a public limited company incorporated and existing under the laws of England and Wales having its registered office at 22 Sedling Road, District 6, Washington, Tyne & Wear NE38 9BZ (the "LENDER").

         1.  DEFINITIONS AND RULES OF INTERPRETATION.

                  1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Loan Agreement referred to below:

         AFFILIATE. Any Person that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if the Borrower were issuing securities.

         APPLICABLE PENSION LEGISLATION. At any time, any pension or retirement benefits legislation (be it federal, provincial, territorial or otherwise) then applicable to the Borrower or any of its Subsidiaries.

         BALANCE SHEET DATE.  March 31, 1999.

         BORROWER.  As defined in the preamble hereto.

         BRIDGESTONE. Bridgestone Technologies, Inc., a Delaware corporation with its principal place of business at 375 Howard Avenue, Bridgeport, Connecticut 06605.

         BRIDGESTONE ACQUISITION.  See Section 5.17.

         BRIDGESTONE ACQUISITION DOCUMENTS. All documents, instruments and agreements which are to be executed in connection with the Bridgestone Acquisition, all in form and substance satisfactory to the Lender.

         BRIDGESTONE GUARANTY. The Guaranty to be made by Bridgestone in favor of the Lender pursuant to which Bridgestone guaranties to the Lender the payment and performance of the Obligations and in form and substance satisfactory to the Lender.

         BUSINESS DAY. Any day on which banks are open for ordinary banking business in New York, New York, Denver, Colorado and London, England.

         CAPITALIZED LEASES. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         CERCLA.  See Section 5.18(a).

         CLOSING DATE. The first date on which the conditions set forth in
Section 8 have been satisfied.

         CLOSING FEE.  See Section 3.1.

         CODE.  The Internal Revenue Code of 1986.


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         COLLATERAL. All of the property, rights and interests of the Borrower and its Domestic Subsidiaries that are or are intended to be subject to the security interests created by the Security Documents.

         COLLECTED INTEREST.  See Section 3.8.

         DEFAULT.  See Section 10.1.

         DISTRIBUTION. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise; the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower.

         DOLLARS or $. Dollars in lawful currency of the United States of America.

         DOMESTIC SUBSIDIARY. Any Subsidiary of the Borrower which is not a Foreign Subsidiary.

         DRAWDOWN DATE.  The date on which the Loan is made or is to be made.

         DRAWDOWN TERMINATION DATE.  December 10, 1999.

         EMPLOYEE BENEFIT PLAN. Any employee benefit plan within the meaning of
Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

         ENVIRONMENTAL LAWS.  See Section 5.18(a).

         EPA.  See Section 5.18(b).

         ERISA.  The Employee Retirement Income Security Act of 1974.

         ERISA AFFILIATE. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

         ERISA REPORTABLE EVENT. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder.

         EUROPEAN UNION. The European community established by the Treaty of Rome of 25 March 1957 as amended by the Single European Act 1986 and by the Treaty on European Union which was signed at Maastricht on 7 February 1992 (and came into being on 1 November 1993) (the Maastricht Treaty) as further amended from time to time.

         EVENT OF DEFAULT.  See Section 10.1.

         FOREIGN SUBSIDIARY. Any Subsidiary which conducts substantially all of its business in countries other than the United States of America and that is organized under the laws of a jurisdiction other than the United States of America and the States (or the District of Columbia) thereof.

         GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (b) consistently applied with past financial statements of the Borrower adopting the same principles, PROVIDED that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position


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to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         GUARANTIES. The several Guaranties, each dated as of the date hereof, made by each Domestic Subsidiary of the Borrower in favor of the Lender pursuant to which each Domestic Subsidiary of the Borrower guaranties to the Lender the payment and performance of the Obligations and in form and substance satisfactory to the Lender.

         HAZARDOUS SUBSTANCES.  See Section 5.18(b).

         HIGHEST LAWFUL RATE. The maximum non-usurious rate of interest permitted by applicable law.

         INDEBTEDNESS. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

                  (i) every obligation of such Person for money borrowed,

                  (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

                  (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

                  (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

                  (v) every obligation of such Person under any Capitalized
         Lease,

                  (vi) every obligation of such Person under any lease (a "SYNTHETIC LEASE") treated as an operating lease under generally accepted accounting principles and as a loan or financing for U.S. income tax purposes,

                  (vii) all sales by such Person of (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables (collectively "RECEIVABLES"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

                  (viii) every obligation of such Person (an "EQUITY RELATED PURCHASE OBLIGATION") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights,

                  (ix) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars

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         and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "DERIVATIVE CONTRACT"),

                  (x) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

                  (xi) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (i) through (x) (the "PRIMARY OBLIGATION") of another Person (the "PRIMARY OBLIGOR"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (A) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (B) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

         The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (u) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with generally accepted accounting principles, (v) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (w) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrower or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (x) any synthetic lease shall be the stipulated loss value, termination value or other equivalent amount, (y) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred and (z) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

         INSOLVENCY EVENT. Any of the following events or circumstances: (i) the Borrower or any of its Subsidiaries organized in the United Kingdom shall be deemed unable to pay its debts within the meaning of section 123(1) (a), (b), or
(2) of the Insolvency Act 1986 (United Kingdom) or shall otherwise become insolvent or stop or suspend making payments (whether of principal or interest) with respect to all or any class of its Indebtedness or announce an intention to do so, (ii) a meeting shall be convened by the Borrower or any of its Subsidiaries for the purpose of passing any resolution to purchase, reduce or redeem any of its capital stock or to comply with section 142 of the Companies Act 1985 (England), (iii) any petition shall be presented or other step taken for the purpose of the appointment of an administrator or the winding up of the Borrower or any of its Subsidiaries (not being, in the case of a winding up, a petition which such Person can demonstrate to the reasonable satisfaction of the Lender, by providing an opinion of leading counsel to that effect, is frivolous, vexatious or an abuse of the process of the court or relates to a claim to which such Person has a good defense and which is being vigorously contested by such Person) or an order shall be made or resolution passed for the winding up of any the Borrower or any of its Subsidiaries or a notice shall be issued by convening a meeting for the purpose of passing any such resolution (except for the purpose of a solvent amalgamation or reconstitution which shall have been approved by the Lender), or (iv) any steps shall be taken, or negotiations commenced by the Borrower or any of its Subsidiaries or by any of their respective creditors with a view to proposing any kind of composition, compromise or arrangement involving such Person and any of its creditors or for the presentation of a petition for the appointment of an administrator.


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         INTEREST.  See Section 3.8.

         INVESTMENTS. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         LENDER.  As defined in the preamble hereto.

         LENDER'S COST OF FUNDS. The rate per annum determined by the Lender in its sole discretion to be that which fairly expresses as a percentage per annum the cost to the Lender of funding such principal amount from whatever source it may select in good faith. For reference purposes only, the Lender's Cost of Funds as at November 29, 1999 was [LIBOR plus 1.4%].

         LENDER'S HEAD OFFICE. 22 Sedling Road, District 6, Washington, Tyne & Wear NE38 9BZ, England.

         LIEN. Any mortgage, security interest, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any similar such interest arising under the laws of any applicable domestic or foreign jurisdiction and including any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any domestic or foreign jurisdiction).

         LOAN. The loan made or to be made by the Lender to the Borrower on the Drawdown Date in the aggregate principal amount not to exceed $10,000,000 pursuant to Section 2.1.

         LOAN AGREEMENT. This Loan Agreement, including the Schedules and Exhibits hereto.

         LOAN DOCUMENTS. This Loan Agreement, the Note and the Security
Documents.

         LOAN REQUEST.  See Section 2.4.

         MATURITY DATE. The date which is the earliest to occur of (a) December 31, 2000; or (b) any date specified in a demand notice delivered by the Lender to the Borrower; PROVIDED, that such date shall not be earlier than six (6) months from the date of such demand notice; PROVIDED FURTHER, that such demand notice shall not be delivered to the Borrower prior to the date of termination of the Merger Agreement pursuant to the terms thereof; or (c) any date which may be mutually agreed upon in writing by the Borrower and the Lender; PROVIDED, that the Maturity Date may be accelerated by the Lender in accordance with the provisions of Section 10.1.

         MERGER.  See Section 3.1.

         MERGER AGREEMENT. That certain Agreement and Plan of Merger, dated November 30, 1999, by and among the Lender, Newco and the Borrower.

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         MERGER DOCUMENTS. All documents, instruments and agreements (including without limitation the Merger Agreement) which are to be executed in connection with the Merger, all in form and substance satisfactory to the Lender.

         MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

         NEWCO. NEWCO, a Colorado corporation and a direct wholly-owned subsidiary of the Lender.

         NOTE.  See Section 2.3.

         NOTE RECORD.  A Record with respect to a Note.

         OBLIGATIONS. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to the Lender existing on the date of this Loan Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Loan Agreement or any of the other Loan Documents or in respect of the Loan or the Note or other instruments at any time evidencing any thereof.

         OECD. The Organization for Economic Cooperation and Development.

         OUTSTANDING. With respect to the Loan, the aggregate unpaid principal thereof as of any date of determination.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         PERFECTION CERTIFICATES. The Perfection Certificates as defined in the Security Agreements.

         PERMITTED LIENS. Liens, security interests and other encumbrances permitted by Section 7.2.

         PERSON. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         RCRA. See Section 5.18(a).

         REAL ESTATE. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

         RECORD. The grid attached to the Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to the Loan referred to in the Note.

         SARA.  See Section 5.18(a).

         SECURITY AGREEMENTS. The several Security Agreements dated as of the date hereof between the Borrower and its Domestic Subsidiaries and the Lender and each in form and substance satisfactory to the Lender.

         SECURITY DOCUMENTS. The Guaranties, the Bridgestone Guaranty, the Security Agreements, the Stock Pledge Agreement and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document.

         SENIOR LENDER. Mercantile Safe Deposit & Trust Company, a Maryland banking and trust company.


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         STOCK PLEDGE AGREEMENT. The Stock Pledge Agreement dated as of the date hereof between the Borrower and the Lender and in form and substance satisfactory to the Lender.

         SUBSIDIARY. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         UNITED KINGDOM. The United Kingdom of Great Britain and Northern
Ireland.

         UNRESTRICTED INTEREST. See Section 3.8.

         VOTING STOCK. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or person performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         YEAR 2000 COMPLIANT. See Section 5.20.

                  1.2.  RULES OF INTERPRETATION.

                           (a) A reference to any document or agreement shall
                  include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Loan Agreement.

                           (b) The singular includes the plural and the plural
                  includes the singular.

                           (c) A reference to any law includes any amendment or
                  modification to such law.

                           (d) A reference to any Person includes its permitted
                  successors and permitted assigns.

                           (e) Accounting terms not otherwise defined herein
                  have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                           (f) The words "include", "includes" and "including"
                  are not limiting.

                           (g) All terms not specifically defined herein or by
                  generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

                           (h) Reference to a particular "Section " refers to
                  that section of this Loan Agreement unless otherwise indicated.

                           (i) The words "herein", "hereof", "hereunder" and
                  words of like import shall refer to this Loan Agreement as a whole and not to any particular section or subdivision of this Loan Agreement.

                           (j) Unless otherwise expressly indicated, in the
                  computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."


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                           (k) This Loan Agreement and the other Loan Documents
                  may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

                           (l) This Loan Agreement and the other Loan Documents
                  are the result of negotiation among, and have been reviewed by counsel to, among others, the Lender and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Loan Agreement and the other Loan Documents are not intended to be construed against the Lender merely on account of the Lender's involvement in the preparation of such documents.

         2.  THE TERM LOAN.

                  2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Loan Agreement, the Lender agrees to lend on the Drawdown Date in a single draw such amount as requested by the Borrower up to a maximum aggregate principal amount of $10,000,000. The Drawdown Date shall occur on any single date from the Closing Date up to and including the Drawdown Termination Date upon notice by the Borrower to the Lender given in accordance with Section 2.4. The Borrower's request for the Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 8 and Section 9 have been satisfied on the date of such request.

                  2.2. REPAYMENT OF THE LOAN. The Borrower hereby absolutely and unconditionally promises to pay the Lender on the Maturity Date the entire unpaid principal amount of the Loan then outstanding and the entire unpaid amount of all other Obligations (except as may be expressly waived in writing by the Lender).

                  2.3. THE NOTE. The Loan shall be evidenced by a promissory note of the Borrower in substantially the form of EXHIBIT A hereto (the "NOTE"), dated the Closing Date and completed with appropriate insertions. The Note shall be payable to the order of the Lender in a principal amount equal to the aggregate principal amount of the Loan and representing the obligation of the Borrower to pay to the Lender such principal amount or, if less, the outstanding amount of the Loan, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes the Lender to make or cause to be made a notation on the Note Record reflecting the original principal amount of the Loan and, at or about the time of the Lender's receipt of any principal payment on the Note, an appropriate notation on the Note Record reflecting such payment. The aggregate unpaid amount set forth on the Note Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on the Note Record shall not affect the obligations of the Borrower hereunder or under the Note to make payments of principal of and interest on the Note when due.

                  2.4. REQUEST FOR LOAN. The Borrower shall give to the Lender written notice in the form of EXHIBIT B hereto (or telephonic notice confirmed in a writing in the form of EXHIBIT B hereto) of the Loan requested hereunder (a "LOAN REQUEST") no less than two (2) Business Days prior to the proposed Drawdown Date. Such notice shall specify (a) the principal amount of the Loan requested, and (b) the proposed Drawdown Date of Loan. Such notice shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Lender on the proposed Drawdown Date.

                  2.5. OPTIONAL PREPAYMENT OF LOAN. The Borrower shall have the right at any time to prepay the Note on or before the Maturity Date, as a whole, or in part, upon not less than three (3) Business Days prior written notice to the Lender, without premium or penalty, PROVIDED that each partial prepayment shall be in the principal amount of $500,000 or an integral multiple thereof. Any


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         prepayment of principal of the Loan shall include all fees and interest accrued to the date of prepayment. No amount repaid with respect to the Loan may be reborrowed.

                  2.6. INTEREST ON LOAN. Except as otherwise provided in Section 3.7, the outstanding amount of the Loan shall bear interest at the rate of two percent (2%) per annum above the Lender's Cost of Funds as in effect from time to time[; provided, that in the event the Merger Agreement is terminated solely because (a) the Lender's shareholders failed to approve the Merger, or (b) the Lender failed to obtain the financing necessary to complete the Merger, or (c) a material breach by the Lender of any Merger Document, then commencing as of the Drawdown Date and continuing thereafter the outstanding amount of the Loan shall bear interest at the rate of one-half percent (1/2%) per annum above the Lender's Cost of Funds as in effect from time to time]. Interest shall be payable monthly in arrears on the first day of each calendar month for the immediately preceding calendar month, commencing on the first such date following the Drawdown Date, and on the Maturity Date. Any change in the interest rate resulting from a change in the Lender's Cost of Funds is to be effective at the beginning of the day of such change in the Lender's Cost of Funds. The Lender will give the Borrower prompt notice in writing of any change in the Lender's Cost of Funds. The Borrower promises to pay interest on the amount of the Loan outstanding from time to time from the Drawdown Date until the earlier of the Maturity Date or payment in full of the Obligations in accordance with the provisions of this Section 2.6.

         3.  CERTAIN GENERAL PROVISIONS.

                  3.1. CLOSING FEE. Unless otherwise expressly waived in writing by the Lender in accordance with the terms hereof, the Borrower agrees to pay to the Lender on the Maturity Date a closing fee in the amount of $1,700,000 (the "CLOSING FEE"). For the avoidance of doubt, each of the Borrower and the Lender agree that the Closing Fee shall be deemed fully earned by the Lender on the Closing Date; PROVIDED, that prior to the Maturity Date the Closing Fee shall not bear interest and commencing on the Maturity Date and thereafter the Closing Fee shall bear interest at the rate of six (6%) per annum above the Lender's Cost of Funds until the Closing Fee is paid in full in cash or otherwise waived. The Lender agrees to waive the Closing Fee if, as at the Maturity Date, (a) the Borrower has completed its merger with a wholly-owned Subsidiary of the Lender pursuant to the terms and conditions set forth in the Merger Agreement and the other Merger Documents (the "Merger"), or (b) the Merger Agreement has been terminated solely because either (i) the Lender's shareholders failed to approve the Merger, or (ii) the Lender failed to obtain the financing necessary to complete the Merger, or (c) a material breach by the Lender of any Merger Document.

                  3.2.  FUNDS FOR PAYMENTS.

                           3.2.1. PAYMENTS TO LENDER. All payments of principal,
                  interest, fees and any other amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof to the Lender in Dollars at the Lender's Head Office or at such other place that the Lender may from time to time designate, in each case such payment shall be sent by the Borrower not later than 11:00 a.m. (Denver, Colorado time) and in immediately available funds; PROVIDED, that in calculating interest hereunder such payment shall only be credited to the Borrower's account when it is actually received by the Lender at the Lender's Head Office or at such other place as the Lender has designated.

                           3.2.2. NO OFFSET, ETC. All payments by the Borrower
                  hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Lender on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lender to receive the same net amount which the Lender would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

                  3.3. COMPUTATIONS. All computations of interest on the Loan and of other fees shall be based on a 360-day year and paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. In the absence of manifest error, the outstanding amount of the Loan as reflected on the Note Record from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by the Lender of such outstanding amount, the Lender shall notify the Borrower to the contrary.

                  3.4. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Lender by any regulatory authority (whether or not having the force of law), shall:

                           (a) subject the Lender to any tax, levy, impost,
                  duty, charge, fee, deduction or withholding of any nature with respect to this Loan Agreement, the other Loan Documents, or the Note (other than taxes based upon or measured by the income or profits of the Lender), or

                           (b) materially change the basis of taxation (except
                  for changes in taxes on income or profits) of payments to the Lender of the principal of or the interest on the Loan or any other amounts payable to the Lender under this Loan Agreement or the other Loan Documents, or

                           (c) impose or increase or render applicable (other
                  than to the extent specifically provided for elsewhere in this Loan Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of the Lender, or

                           (d) impose on the Lender any other conditions or
                  requirements with respect to this Loan Agreement, the other Loan Documents, or the Note, and the result of any of the foregoing is

                                    (i) to increase the cost to the Lender of
                           making, funding, issuing, renewing, extending or maintaining the Loan, or

                                    (ii) to reduce the amount of principal,
                           interest, or other amount payable to the Lender hereunder on account of the Loan, or

                                    (iii) to require the Lender to make any
                           payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Lender from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by the Lender at any time and from time to time and as often as the occasion therefor may arise, pay to the Lender such additional amounts as will be sufficient to compensate the Lender for such additional cost, reduction, payment or foregone interest or other sum.

                  3.5. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Section 3.4 and a brief explanation of such amounts which are due, submitted by the Lender to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

                  3.6. INDEMNITY. The Borrower agrees to indemnify the Lender and to hold the Lender harmless from and against any loss, cost or expense that the Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on the Loan as and when due and payable, including any such loss or expense arising from interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain the Loan, (b) default by the Borrower in making a borrowing after the Borrower has given (or is deemed to have given) a Loan Request, or (c) the making of any payment on the Loan on a day that is not the Maturity Date, including interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain the Loan.

                  3.7.  INTEREST AFTER DEFAULT.

                           3.7.1. OVERDUE AMOUNTS. Overdue principal and (to the
                  extent permitted by applicable law) interest on the Loan and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to four percent (4%) above the otherwise applicable rate until such amount shall be paid in full (after as well as before judgment).

                           3.7.2. AMOUNTS NOT OVERDUE. During the continuance of
                  a Default or an Event of Default the principal of the Loan not overdue shall, until such Default or Event of Default has been cured or remedied or such Default or Event of Default has been waived in writing by the Lender, bear interest at a rate per annum equal to four percent (4%) above the otherwise applicable rate.

                  3.8. USURY PROVISION. It is not the intention of any parties to this Loan Agreement to make an agreement in violation of the laws of any applicable jurisdiction relating to usury. Regardless of any provision of this Loan Agreement or of any other Loan Document, the Lender shall not be entitled to receive, collect or apply, as interest, charges, fees, penalties or additional amounts (collectively, referred to herein as "INTEREST") on any of the Loans or any other Obligation, any amount in excess of the Highest Lawful Rate. If under the laws of any applicable jurisdiction there is no legal limitation on the rate of Interest that may be charged with respect to an obligation owing to the Lender (including, without limitation, the outstanding principal amount of the Loan, unpaid interest with respect to the Loan or any other Obligations due and payable under any Loan Document), there shall be no maximum amount applicable to such obligation, notwithstanding any reference thereto herein or in any other Loan Document. If at any time the rate at which interest is payable to the Lender on the Loan or any other Obligation exceeds the Highest Lawful Rate, the Loan or other Obligation shall bear interest at the Highest Lawful Rate only but shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued on the Loan or other Obligation equals (but does not exceed) the total amount of interest which would have accrued thereon had there been no Highest Lawful Rate applicable thereto. If at the maturity or final payment of the Loan or other Obligation (whether at stated maturity, by acceleration or prepayment or otherwise) the total amount of interest which has then accrued or been paid thereon as provided above (the "COLLECTED INTEREST") is less than the total amount of interest which would have accrued thereon had there been no Highest Lawful Rate applicable thereto (the "UNRESTRICTED INTEREST"), then the Borrower shall, in addition to the Collected Interest, pay to the Lender an amount equal to (a) the lesser of the Unrestricted Interest owed or accrued for the benefit of the Lender and the total amount of interest which would have accrued thereon for the benefit of the Lender had the Loan or other Obligation at all times borne Interest at the Highest Lawful Rate, MINUS (b) the Collected Interest paid for the account of the Lender. This Section 3.8 shall control every provision of every agreement pertaining to the transactions contemplated by or contained in this Loan Agreement or any of the other Loan Documents and shall equally apply to any guaranty or other obligation of any Subsidiary of the Borrower or of any other Person under the Loan Documents as if such obligations were "Obligations" as defined herein.

         4.  SECURITY AND GUARANTIES.

                  4.1. SECURITY OF BORROWER. The Obligations shall be secured by a perfected security interest (subject only to the Permitted Liens entitled to priority under applicable law) in all of the assets of the Borrower and its Domestic Subsidiaries, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower or its Domestic Subsidiaries are a party.

                  4.2. GUARANTIES OF DOMESTIC SUBSIDIARIES. The Obligations shall also be guaranteed pursuant to the terms of the Guaranties and the Bridgestone Guaranty.

         5.  REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to the Lender as of the date hereof, as of the date the Loan is made and immediately following the consummation of the Bridgestone Acquisition as follows:

                  5.1.  CORPORATE AUTHORITY.

                           5.1.1. INCORPORATION; GOOD STANDING. Each of the
                  Borrower and its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower or its Subsidiaries.

                           5.1.2. AUTHORIZATION. The execution, delivery and
                  performance of this Loan Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate (or similar) authority of such Person, (b) have been duly authorized by all necessary corporate (or similar organizational) proceedings,
                  (c) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (d) do not conflict with any provision of the corporate charter or bylaws or other organizational or constitutive documents of, or any agreement or other instrument binding upon, the Borrower or any of its Subsidiaries, and (e) except for the Liens granted in favor of the Lender under this Loan Agreement and the other Loan Documents, do not result in the creation or imposition of any Lien on any undertaking, assets, rights or revenues of the Borrower or its Subsidiaries.

                           5.1.3. ENFORCEABILITY. The execution and delivery of
                  this Loan Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                  5.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrower and any of its Subsidiaries of this Loan Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

                  5.3. TITLE TO PROPERTIES; LEASES. Except as indicated on
         SCHEDULE 5.3 hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

                  5.4.  FISCAL YEAR; FINANCIAL STATEMENTS.

                           5.4.1. FISCAL AND FINANCIAL YEAR. The Borrower and
                  each of its Subsidiaries has a fiscal year (or financial year, as applicable) which is the twelve months ending on March 31 of each calendar year.

                           5.4.2. FINANCIAL STATEMENTS. There has been furnished
                  to the Lender a consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income for the fiscal year then ended, certified by the Borrower's independent certified public accountants. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower not disclosed in said balance sheet and the related notes thereto.

                  5.5. NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of the Borrower and its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Borrower or its Subsidiaries. Except as set forth on SCHEDULE 5.5, since the Balance Sheet Date the Borrower has not made any Distribution.

                  5.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Borrower and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

                  5.7. LITIGATION. There are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries or materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower, or which question the validity of this Loan Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

                  5.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower or any of its Subsidiaries.

                  5.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower or any of its Subsidiaries.

                  5.10. TAX STATUS. The Borrower and its Subsidiaries (a) have made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

                  5.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

                  5.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

                  5.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any of its Subsidiaries or rights thereunder.

                  5.14. PERFECTION OF SECURITY INTEREST. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Lender's security interest in the Collateral. The Collateral and the Lender's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any Lien, except for Permitted Liens.

                  5.15. CERTAIN TRANSACTIONS. Except for arm's length transactions pursuant to which the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  5.16.  EMPLOYEE BENEFIT PLANS.

                           5.16.1. IN GENERAL. Each Employee Benefit Plan and
                  each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and/or all Applicable Pension Legislation and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by Section 412 of ERISA. The Borrower has heretofore delivered to the Lender the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

                           5.16.2. TERMINABILITY OF WELFARE PLANS. No Employee
                  Benefit Plan, which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws. The Borrower may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower without liability to any Person other than for claims arising prior to termination.

                           5.16.3. GUARANTEED PENSION PLANS. Each contribution
                  required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of
                  Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

                           5.16.4. MULTIEMPLOYER PLANS. Neither the Borrower nor
                  any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

                  5.17. USE OF PROCEEDS. The proceeds of the Loan shall be used solely to finance the acquisition by the Borrower of 100% of the issued and outstanding common stock of Bridgestone and other transactions in connection therewith (the "BRIDGESTONE ACQUISITION"), all in accordance with the terms of and pursuant to the Bridgestone Acquisition Documents.

                  5.18. ENVIRONMENTAL COMPLIANCE. The Borrower has taken all necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, has determined that:

                           (a) none of the Borrower, its Subsidiaries or any
                  operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment in the United Kingdom, France, Germany, the European Union or other applicable jurisdiction (hereinafter "ENVIRONMENTAL LAWS"), which violation would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower or any of its Subsidiaries;

                           (b) neither the Borrower nor any of its Subsidiaries
                  has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33), any waste substance or other material as defined in the Environmental Protection Act 1990 (United Kingdom), and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("HAZARDOUS SUBSTANCES") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or authority in any other applicable jurisdiction, or other third party has conducted or has ordered that the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or
                  (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

                           (c) except as set forth on SCHEDULE 5.18 attached
                  hereto: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or its Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment;
                  (iv) to the best of the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA (or by a similar agency in other jurisdictions, as applicable), treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

                           (d) None of the Borrower and its Subsidiaries or any
                  of the other Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of any Mortgage or to the effectiveness of any other transactions contemplated hereby.

                  5.19. SUBSIDIARIES, ETC. SCHEDULE 5.19 sets forth all the Subsidiaries of the Borrower, their respective jurisdictions of organization and principal places of business. Except as set forth on
         SCHEDULE 5.19, neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other Person.

                  5.20. YEAR 2000 PROBLEM. The Borrower and its Subsidiaries have (a) reviewed the areas within their businesses and operations which could be adversely affected by failure to become "YEAR 2000 COMPLIANT" (i.e. that computer applications, imbedded microchips and other systems used by the Borrower or any of its Subsidiaries, will be able properly to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (b) developed a detailed plan and timetable to become Year 2000 Compliant in a timely manner, and (c) committed adequate resources to support the Year 2000 plan of the Borrower and its Subsidiaries. Based upon such review, the Borrower reasonably believes that the Borrower and its Subsidiaries will become "Year 2000 Compliant" in a timely manner except to the extent that failure to do so will not have any materially adverse effect on the business or financial condition of the Borrower or any of its Subsidiaries.

                  5.21. DISCLOSURE. None of this Loan Agreement or any of the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower or any of its Subsidiaries in the case of any document or information not furnished by it or any of its Subsidiaries) necessary in order to make the statements herein or therein not misleading. There is no fact known to the Borrower or any of its Subsidiaries which materially adversely affects, or which is reasonably likely in the future to materially adversely affect, the business, assets, financial condition or prospects of the Borrower or any of its Subsidiaries, exclusive of effects resulting from changes in general economic conditions, legal standards or regulatory conditions.

                  5.22. NO WITHHOLDING. Neither the Borrower nor any of its Subsidiaries is required by the laws of any jurisdiction to make any deduction or withholding of any nature whatsoever from any payment to be made by the Borrower or its Subsidiaries hereunder or under any Loan Document unless disclosed to the Lender in writing prior to the Closing Date (which may be in the form of legal opinions) and unless the amount and likelihood such deductions or withholdings are not, in the Lender's reasonable discretion, material. Neither this Loan Agreement nor any of the other Loan Documents is subject to any registration or stamp tax or any other similar or like taxes payable in any jurisdiction.

                  5.23. CHIEF EXECUTIVE OFFICE. The location of the Borrower's and each of its Subsidiaries chief executive office or registered office, as applicable, is set forth in SCHEDULE 5.23.

                  5.24. INSURANCE. The Borrower and each of its Subsidiaries maintain with financially sound and reputable insurers insurance with respect to its properties and businesses against such casualties and contingencies as are in accordance with sound business practices and with the details of such coverage being more fully described on
         SCHEDULE 5.24 hereto.

                  5.25. DELIVERY OF CERTAIN DOCUMENTS. The Borrower has delivered to the Lender true and complete copies of all of the Bridgestone Acquisition Documents (including all amendments thereto). Each of the representations and warranties made by the Borrower and any of its Subsidiaries in any of the Bridgestone Acquisition Documents was true and correct in all material respects when made and continues to be true and correct in all material respects on the Closing Date, except to the extent that any of such representations and warranties relate, by the express terms thereof, solely to a date falling prior to the Closing Date.

         6.  AFFIRMATIVE COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, so long as the Loan or Note is outstanding:

                  6.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loan and the fees provided for in this Loan Agreement, all in accordance with the terms of this Loan Agreement and the Note.

                  6.2.  MAINTENANCE OF OFFICE.

                           (a) The Borrower and each of its Subsidiaries
                  incorporated or organized in the United States of America will maintain its chief executive office at the location set forth in SCHEDULE 5.23, or at such other place in the United States of America as such Person shall designate upon written notice to the Lender where notices, presentations and demands to or upon such Person in respect of the Loan Agreement and the other Loan Documents to which such Person is a party may be given or made.

                           (b) Each Subsidiary of the Borrower incorporated or
                  organized in a jurisdiction other than the United States of America will maintain its registered office at the location set forth in SCHEDULE 5.23, or at such other place in such jurisdiction of incorporation or organization as such Person shall designate upon written notice to the Lender where notices, presentations and demands to or upon such Person in respect of the Loan Agreement and the other Loan Documents to which such Person is a party may be given or made.

                  6.3. RECORDS AND ACCOUNTS. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles (or equivalent thereof in any jurisdiction other than the United States of America), and (b) maintain, and cause each of its Subsidiaries to maintain, adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

                  6.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to the Lender contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission (or equivalent thereof in any other jurisdiction) or sent to the stockholders of the Borrower and from time to time such other financial data and information as the Lender may reasonably request.

                  6.5.  NOTICES.

                           6.5.1. DEFAULTS. The Borrower will promptly notify
                  the Lender in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Loan Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal or surety, the Borrower shall forthwith give written notice thereof to the Lender, describing the notice or action and the nature of the claimed default.

                           6.5.2. ENVIRONMENTAL EVENTS. The Borrower will
                  promptly give notice to the Lender (a) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency or any similar environmental agency or board in any other jurisdiction and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or any of its Subsidiaries, or the Lender's security interests pursuant to the Security Documents.

                           6.5.3. NOTIFICATION OF CLAIMS AGAINST COLLATERAL. The
                  Borrower will, immediately upon becoming aware thereof, notify the Lender in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Lender's rights with respect to the Collateral, are subject.

                           6.5.4. NOTICE OF LITIGATION AND JUDGMENTS. The
                  Borrower will, and will cause each of its Subsidiaries to, give notice to the Lender in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower or any of its Subsidiaries and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Lender, in writing, in form and detail satisfactory to the Lender, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $100,000.

                  6.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company (or the equivalent thereof in any foreign jurisdiction). It (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; PROVIDED that nothing in this Section 6.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.

                  6.7. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreements.

                  6.8. TAXES. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; PROVIDED that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and PROVIDED FURTHER that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

                  6.9. INSPECTION OF PROPERTIES AND BOOKS, ETC. The Borrower shall permit the Lender to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Lender may reasonably request.

                  6.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will, and will cause each of its Subsidiaries to, be in material compliance with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws,
         (b) the provisions of its charter documents and by-laws and all other organizational and constitutive documents, (c) all agreements and instruments by which it or any of its properties may be bound and (d) all applicable decrees, orders, and judgments. If at any time while the Loan or Note is outstanding, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower will immediately take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Lender with evidence thereof.

                  6.11. EMPLOYEE BENEFIT PLANS. The Borrower will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service, furnish to the Lender a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan, (b) promptly upon receipt or dispatch, furnish to the Lender any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA, and (c) furnish to the Lender (at such time as such reports are prepared in order to comply with Applicable Pension Legislation) copies of all actuaries reports in relation to the Employee Benefit Plans operated by them from time to time.

                  6.12. USE OF PROCEEDS. The Borrower will use the proceeds of the Loan solely to finance the Bridgestone Acquisition.

                  6.13. FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Lender and execute such further instruments and documents as the Lender shall reasonably request to carry out to its satisfaction the transactions contemplated by this Loan Agreement, the other Loan Documents, the Bridgestone Acquisition Documents and the Merger Documents.

                  6.14. ADDITIONAL GUARANTORS. The Borrower will cause each Domestic Subsidiary created, acquired or existing on or after the Closing Date (including Bridgestone) to become a Guarantor immediately and shall cause such Subsidiary to execute and deliver to the Lender
         (a) a Guaranty (or in the case of Bridgestone, the Bridgestone Guaranty) in form and substance satisfactory to the Lender, and (b) further Security Documents or other instruments and documents as the Lender may reasonably require in order to grant to the Lender a first priority perfected security interest in such Subsidiary's assets, together with legal opinions in form and substance reasonably satisfactory to the Lender to be delivered to the Lender opining as to the authorization, validity and enforceability of such Guaranty and Security Documents and (as to the applicable Security Documents) the perfection of such security interests.

                  6.15. ADDITIONAL SUBSIDIARIES. If, after the Closing Date, the Borrower or any of its Subsidiaries creates or acquires, either directly or indirectly, any Subsidiary, it will immediately notify the Lender of such creation or acquisition, as the case may be, and provide the Lender with an updated SCHEDULE 5.19 hereof and take all other actions required by Section 6.14 hereof.

         7.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

         The Borrower covenants and agrees that, so long as the Loan or Note is outstanding:

                  7.1. RESTRICTIONS ON INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                           (a) Indebtedness to the Lender arising under any of
                  the Loan Documents;

                           (b) endorsements for collection, deposit or
                  negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                           (c) Indebtedness incurred in connection with the
                  acquisition after the date hereof of any real or personal property by the Borrower or any Subsidiary of the Borrower or under any Capitalized Lease, PROVIDED that the aggregate principal amount of such Indebtedness of the Borrower and its Subsidiaries shall not exceed the aggregate amount of $1,000,000 at any one time;

                           (d) Indebtedness existing on the date of this Loan
                  Agreement (including all commitments to make loans or credit extensions available to the Borrower by any Person but which remain undrawn by the Borrower on the date hereof) and any refinancings thereof (so long as the aggregate amount of such Indebtedness is not increased) and listed and described on
                  SCHEDULE 7.1 hereto;

                           (e) Existing Indebtedness of Bridgestone assumed by
                  the Borrower in connection with the Bridgestone Acquisition pursuant to the Bridgestone Acquisition Documents;

                           (f) Indebtedness of a Subsidiary of the Borrower to
                  the Borrower; and

                           (g) deposits or pledges made in connection with, or
                  to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations.

                  7.2. RESTRICTIONS ON LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors;
         (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any "receivables" as defined in clause (vii) of the definition of the term "Indebtedness," with or without recourse; PROVIDED that the Borrower or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

                           (i) Liens in favor of the Borrower on all or part of
                  the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower;

                           (ii) Liens to secure taxes, assessments and other
                  government charges in respect of obligations not overdue or Liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

                           (iii) deposits or pledges made in connection with, or
                  to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

                           (iv) Liens on properties in respect of judgments or
                  awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                           (v) Liens of carriers, warehousemen, mechanics and
                  materialmen, and other like Liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

                           (vi) encumbrances consisting of easements, rights of
                  way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's Liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor Liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

                           (vii) presently outstanding Liens listed on SCHEDULE
                  7.2 hereto;

                           (viii) purchase money security interests in or
                  purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by Section 7.1(c), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

                           (ix) Liens in favor of the Lender under the Loan
                  Documents; and

                           (x) Liens to secure the Indebtedness permitted by
                  Section 7.1(e).

                  7.3. RESTRICTIONS ON INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

                           (a) Bridgestone in connection with the Bridgestone
                  Acquisition;

                           (b) marketable direct or guaranteed obligations of
                  the United States of America that mature within one (1) year from the date of purchase by the Borrower;

                           (c) demand deposits, certificates of deposit, bankers
                  acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000 or banks of any other jurisdiction which are members of the OECD;

                           (d) securities commonly known as "commercial paper"
                  issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Service, Inc., and not less than "A 1" if rated by Standard and Poor's Rating Group;

                           (e) Investments existing on the date hereof and
                  listed on SCHEDULE 7.3 hereto;

                           (f) Investments with respect to Indebtedness
                  permitted by Section 7.1(e);

                           (g) Investments consisting of the Guaranty or
                  Investments by the Borrower in Subsidiaries of the Borrower existing on the Closing Date;

                           (h) Investments in OpSec France not to exceed
                  $150,000 in the aggregate;

                           (i) Investments consisting of promissory notes
                  received as proceeds of asset dispositions permitted by
                  Section 7.5.2; and

                           (j) Investments consisting of loans and advances to
                  employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $50,000 in the aggregate at any time outstanding;

         PROVIDED, HOWEVER, that, such Investments will be considered Investments permitted by this Section 7.3 only if all actions have been taken to the satisfaction of the Lender a first priority perfected security interest in all of such Investments free of all encumbrances other than Permitted Liens.

                  7.4. DISTRIBUTIONS. Except as set forth on SCHEDULE 7.4, the Borrower will not make any Distributions.

                  7.5.  MERGER, CONSOLIDATION.

                           7.5.1. MERGERS AND ACQUISITIONS. The Borrower will
                  not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except the merger or consolidation of one or more of its Subsidiaries of the Borrower with and into the Borrower, or the Bridgestone Acquisition, or the Merger, or the merger or consolidation of two or more Subsidiaries of the Borrower so long as such merger does not have an adverse effect on the Liens held by the Lender as security for the Obligations.

                           7.5.2. DISPOSITION OF ASSETS. The Borrower will not,
                  and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than the sale of inventory, the licensing of intellectual property and the disposition of obsolete assets, in each case in the ordinary course of business consistent with past practices.

                  7.6. SALE AND LEASEBACK. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

                  7.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.

                  7.8. EMPLOYEE BENEFIT PLANS. Neither the Borrower nor any ERISA Affiliate will:

                           (a) engage in any "prohibited transaction" within the
                  meaning of Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

                           (b) permit any Guaranteed Pension Plan to incur an
                  "accumulated funding deficiency", as such term is defined in 302 of ERISA, whether or not such deficiency is or may be waived; or

                           (c) fail to contribute to any Guaranteed Pension Plan
                  to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a Lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

                           (d) amend any Guaranteed Pension Plan in
                  circumstances requiring the posting of security pursuant to
                  Section 307 of ERISA or Section 401(a)(29) of the Code;

                           (e) permit or take any action which would result in
                  the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities; or

                           (f) take any action referred to in paragraphs (a)
                  through (e) above that would violate any provisions of Applicable Pension Legislation.

                  7.9. CHANGES TO BRIDGESTONE ACQUISITION DOCUMENTS. The Borrower will not, and will not permit its Subsidiaries to, (a) amend the economic terms of the Bridgestone Acquisition Documents or (b) amend, supplement or waive any of the other terms or conditions set forth in the Bridgestone Acquisition Documents, without the prior written consent of the Lender.

                  7.10. ASSIGNMENT BY BORROWER. The Borrower shall not, and will not permit its Subsidiaries to, assign or transfer any of its rights or obligations under any of the Loan Documents, the Bridgestone Acquisition Documents or the Merger Documents without the prior written consent of the Lender.

                  7.11. MODIFICATION OF CHARTER. The Borrower will not, nor permit any of its Subsidiaries to amend or permit to be amended its certificate of incorporation or bylaws, memorandum and articles of association, or similar organizational documents without the prior written consent of the Lender unless such amendment, supplement or modification would not have any material adverse effect on the Lender's rights under the Loan Documents or the Borrower's or any of its Subsidiaries' obligations under the Loan Documents or any of such Persons' abilities to perform such obligations.

                  7.12. UPSTREAM LIMITATIONS. The Borrower will not enter into, nor permit any of its Subsidiaries to enter into, any agreement, contract or arrangement (other than the Loan Agreement and the other Loan Documents) restricting the ability of any Subsidiary to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of whatsoever nature or to make transfers or distributions of all or any part of its assets to the Borrower or any Subsidiary.

                  7.13. INCONSISTENT AGREEMENTS. The Borrower will not, nor will it permit its Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by the performance by the Borrower or such Subsidiary of its obligations hereunder or under any of the Loan Documents.

                  7.14. NEGATIVE PLEDGES. Except as set forth on SCHEDULE 7.14, the Borrower will not, nor will it permit its Subsidiaries to, enter into or permit to exist any arrangement or agreement, enforceable under applicable law, which directly or indirectly prohibits the Borrower or its Subsidiaries from creating or incurring any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest in favor of the Lender under the Loan Documents other than customary anti-assignment provisions in leases and licensing agreements entered into by such Person in the ordinary course of its business.

         8.  CLOSING CONDITIONS.

         The obligation of the Lender to make the Loan shall be subject to the satisfaction of the following conditions precedent:

                  8.1. LOAN DOCUMENTS; MERGER DOCUMENTS; BRIDGESTONE ACQUISITION DOCUMENTS. Each of the Loan Documents, the Merger Agreement and the Bridgestone Acquisition Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lender. The Lender shall have received a fully executed copy of each Loan Document and Bridgestone Acquisition Document.

                  8.2. CERTIFIED COPIES OF CHARTER DOCUMENTS. The Lender shall have received from the Borrower and each of its Subsidiaries, a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification, and
         (b) its by-laws (or other similar document) as in effect on such date.

                  8.3. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrower and each of its Subsidiaries of this Loan Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lender shall have been provided to the Lender.

                  8.4. INCUMBENCY CERTIFICATE. The Lender shall have received from the Borrower and each of the Domestic Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower or such Domestic Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of the Borrower or such Domestic Subsidiary, each of the Loan Documents to which the Borrower or such Domestic Subsidiary is or is to become a party; (b) in the case of the Borrower to make the Loan Request; and (c) to give notices and to take other action on its behalf under the Loan Documents.

                  8.5. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Lender a legal, valid and enforceable security interest in the Collateral (subject only to Permitted Liens entitled to priority under applicable law). All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Lender to protect and preserve such security interests shall have been duly effected. The Lender shall have received evidence thereof in form and substance satisfactory to the Lender.

                  8.6. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Lender shall have received from each of the Borrower and its Subsidiaries a completed and fully executed Perfection Certificate and the results of UCC searches and all other applicable Lien searches, indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Lender.

                  8.7. SENIOR LENDER CONSENTS. The Borrower and its Subsidiaries shall have delivered to the Lender evidence satisfactory to the Lender that all necessary or otherwise advisable consents by the Senior Lender permitting the Borrower and its Subsidiaries to enter into and fully perform their obligations under this Loan Agreement and the other Loan Documents have been obtained by the Borrower and its Subsidiaries.

                  8.8. CERTIFICATES OF INSURANCE. The Lender shall have received
         (a) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements and (b) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

                  8.9. OPINION OF COUNSEL. The Lender shall have received a favorable opinion addressed to the Lender, dated as of the Closing Date, in form and substance satisfactory to the Lender, from Lohf, Shaiman & Jacobs, P.C., counsel to the Borrower and its Subsidiaries.

         9.  CONDITIONS TO BORROWING.

         The obligation of the Lender to make the Loan, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

                  9.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Borrower and its Subsidiaries contained in this Loan Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Loan Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of the Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Loan Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

                  9.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of the Lender would make it illegal for the Lender to make the Loan.

                  9.3. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Loan Agreement, the other Loan Documents, the Bridgestone Acquisition Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lender and the Lender shall have received all information and such counterpart originals or certified or other copies of such documents as the Lender may reasonably request.

                  9.4. BRIDGESTONE ACQUISITION. The Lender shall have received evidence satisfactory to the Lender, including a legal opinion from Borrower's counsel, that all of the closing conditions (other than full payment of the purchase price for which the funds provided by the Lender to the Borrower under this Loan Agreement are to be used) to the purchase of 100% of Voting Stock of Bridgestone pursuant to the Bridgestone Acquisition Documents shall have been satisfied and none of the conditions shall have been amended, supplemented or waived except in accordance with Section 7.9 hereof.

         10.  EVENTS OF DEFAULT; ACCELERATION; ETC.

                  10.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("EVENTS OF DEFAULT" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "DEFAULTS") shall occur:

                           (a) the Borrower shall fail to pay any principal of
                  the Loan when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                           (b) the Borrower shall fail to pay any interest on
                  the Loan, the Closing Fee, or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

                           (c) the Borrower shall fail to comply with any of its
                  covenants contained in Sections 6 or 7;

                           (d) the Borrower or any of its Subsidiaries shall
                  fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 10.1) for fifteen (15) days after written notice of such failure has been given to the Borrower by the Lender;

                           (e) any representation or warranty of the Borrower or
                  any of its Subsidiaries in this Loan Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Loan Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

                           (f) the Borrower or any of its Subsidiaries shall
                  fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or any such holder or holders shall rescind or shall have a right to rescind the purchase of any such obligations;

                           (g) the Borrower or any of its Subsidiaries shall
                  make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or any Insolvency Event shall occur, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within fourteen (14) days following the filing thereof;

                           (h) the Borrower or any of its Subsidiaries organized
                  in Germany shall become obligated to file for bankruptcy proceedings pursuant to Section 64 of the GmbH Act;

                           (i) a decree or order is entered appointing any such
                  trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                           (j) there shall remain in force, undischarged,
                  unsatisfied and unstayed, for more than fourteen (14) days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate $200,000;

                           (k) if any of the Loan Documents shall be cancelled,
                  terminated, revoked or rescinded or the Lender's security interests or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lender, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                           (l) the Borrower or any ERISA Affiliate incurs any
                  liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $50,000, or the Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $50,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of Section 302(f)(1) of ERISA), PROVIDED that the Lender determines in its reasonable discretion that such event
                  (A) could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $50,000 and (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

                           (m) the Borrower or any of its Subsidiaries shall be
                  enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than fourteen (14) days;

                           (n) there shall occur any material damage to, or
                  loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have in the opinion of the Lender a material adverse effect on the business or financial condition of the Borrower or such Subsidiary;

                           (o) there shall occur the loss, suspension or
                  revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have in the opinion of the Lender a material adverse effect on the business or financial condition of the Borrower or such Subsidiary; and

                           (p) the Borrower or any of its Subsidiaries shall
                  fail to observe or perform, in any material respect, any covenant, agreement or obligation contained in any of the Merger Documents or the Bridgestone Acquisition Documents;

         then, and in any such event, so long as the same may be continuing, the Lender may by notice in writing to the Borrower declare all amounts owing with respect to this Loan Agreement, the Note and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED that in the event of any Event of Default specified in Sections 10.1(g), 10.1(h), 10.1(i), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Lender.

                  10.2. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lender shall have accelerated the maturity of the Loan pursuant to
         Section 10.1, the Lender, if owed any amount with respect to the Loan, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Loan Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to the Lender are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Lender. No remedy herein conferred upon the Lender or the holder of the
         Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

                  10.3. DISTRIBUTION OF COLLATERAL PROCEEDS. If following the occurrence or during the continuance of any Default or Event of Default, the Lender receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                           (a) First, to the payment of, or (as the case may be)
                  the reimbursement of the Lender for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Lender in connection with the collection of such monies by the Lender, for the exercise, protection or enforcement by the Lender of all or any of the rights, remedies, powers and privileges of the Lender under this Loan Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Lender against any taxes or liens which by law shall have, or may have, priority over the rights of the Lender to such monies;

                           (b) Second, to all other Obligations in such order or
                  preference as the Lender may determine;

                           (c) Third, the excess, if any, shall be returned to
                  the Borrower or to such other Persons as are entitled thereto.

         11.  SETOFF.

         Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from the Lender to the Borrower and any securities or other property of the Borrower in the possession of the Lender may be applied to or set off by the Lender against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to the Lender.

         12.  EXPENSES AND INDEMNIFICATION.

                  12.1. EXPENSES. The Borrower agrees to pay (a) any taxes (including any interest and penalties in respect thereto) payable by the Lender (other than taxes based upon the Lender's net income) on or with respect to the transactions contemplated by this Loan Agreement (the Borrower hereby agreeing to indemnify the Lender with respect thereto), (b) the fees, expenses and disbursements of the Lender or any of its affiliates incurred by the Lender or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering and appraisal charges, (c) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of the Lender, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by the Lender in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Lender's relationship with the Borrower or any of its Subsidiaries and (d) all reasonable fees, expenses and disbursements of he Lender incurred in connection with UCC searches, UCC filings or mortgage recordings.

                  12.2. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Lender and its affiliates from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Loan Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loan,
         (b) the Borrower or any of its Subsidiaries entering into or performing this Loan Agreement or any of the other Loan Documents or (c) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Lender and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 12.2 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

                  12.3. SURVIVAL. The covenants contained in this Section 12 shall survive payment or satisfaction in full of all other Obligations.

                  12.4. CONSEQUENTIAL DAMAGES. Notwithstanding any provision to the contrary contained herein, in no event shall the Borrower be liable to the Lender or any third party for any consequential damages; PROVIDED, that the foregoing shall not impair the payment and satisfaction in full of the Obligations hereunder.

         13.  TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

                  13.1. CONFIDENTIALITY. The Lender agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Loan Agreement that is identified by such Person as being confidential at the time the same is delivered to the Lender, PROVIDED that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this Section 13, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Lender, (d) to any regulatory authority having jurisdiction over the Lender, or to auditors or accountants, (e) in connection with any litigation to which the Lender is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, or (f) to a Subsidiary or affiliate of the Lender.

                  13.2. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, the Lender shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof or pursuant to legal process.

                  13.3. OTHER. In no event shall the Lender be obligated or required to return any materials furnished to it by the Borrower or any of its Subsidiaries. The obligations of the Lender under this Section 13 shall supersede and replace the obligations of the Lender under any confidentiality letter in respect of this financing signed and delivered by the Lender to the Borrower prior to the date hereof.

         14.  SURVIVAL OF COVENANTS, ETC.

         All covenants, agreements, representations and warranties made herein, in the Note, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lender, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lender of the Loan, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Loan Agreement or the Note or any of the other Loan Documents remains outstanding or the Lender has any obligation to make the Loan, and for such further time as may be otherwise expressly specified in this Loan Agreement. All statements contained in any certificate or other paper delivered to the Lender at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

         15.  NOTICES, ETC.

         Except as otherwise expressly provided in this Loan Agreement, all notices and other communications made or required to be given pursuant to this Loan Agreement or the Note shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

                  (a) if to the Borrower, at 535 16th Street, Suite 920, Denver, Colorado 80202, USA, Attention: Richard H. Bard and Mark T. Turnage, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice; and

                  (b) if to the Lender, at the Lender's Head Office Attention:
         Michael Angus, Finance Director, or such other address for notice as the Lender shall last have furnished in writing to the Person giving the notice.

         Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, at the time of the receipt thereof.

         16.  GOVERNING LAW.

         THIS CREDIT AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY CERTIFIED OR REGULAR MAIL AT THE ADDRESS SPECIFIED IN SECTION 15. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

         17.  HEADINGS.

         The captions in this Loan Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

         18.  COUNTERPARTS.

         This Loan Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Loan Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

         19.  ENTIRE AGREEMENT, ETC.

         The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Loan Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 21.

         20.  WAIVER OF JURY TRIAL.

         The Borrower hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Loan Agreement, the Note or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of such rights and obligations. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of the Lender has represented, expressly or otherwise, that the Lender would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Lender has been induced to enter into this Loan Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

         21.  CONSENTS, AMENDMENTS, WAIVERS, ETC.

         Except as otherwise expressly provided in this Loan Agreement, any consent or approval required or permitted by this Loan Agreement to be given by the Lender may be given, and any term of this Loan Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Loan Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

         22.  SEVERABILITY.

         The provisions of this Loan Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Loan Agreement in any jurisdiction.

         IN WITNESS WHEREOF, the undersigned have duly executed this Loan Agreement as a sealed instrument as of the date first set forth above.

                                    APPLIED HOLOGRAPHICS PLC



                                    By: /s/ Michael W. Angus
                                       ---------------------------------------
                                           Name:  Michael W. Angus
                                           Title: Finance Director

                                    OPTICAL SECURITY GROUP, INC.



                                    By: /s/ Richard H. Bard
                                       ---------------------------------------
                                           Name:  Richard H. Bard
                                           Title: Chief Executive Officer